UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2026

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2029	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2031	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.650% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC
3.625% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On July 27, 2026 (the “Closing Date”), Equinix, Inc. (“Equinix”) entered into a Credit Agreement (the “Credit Agreement”), by and among Equinix, as a borrower, Equinix Europe 1 Financing Corporation LLC (“Finco 1”), as a borrower, Equinix Europe 2 Financing Corporation LLC (“Finco 2” and together with Finco 1, each a “Finco”), as a borrower, a syndicate of financial institutions, as lenders, Bank of America, N.A., as administrative agent, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., and MUFG Bank, Ltd., as co-syndication agents, Banco Santander, S.A., New York Branch, DBS Bank LTD., Deutsche Bank AG New York Branch, ING Bank N.V., Dublin Branch, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada New York Branch, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Toronto-Dominion Bank, New York Branch, as co-documentation agents, and BofA Securities, Inc., BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., and MUFG, as joint lead arrangers and joint book runners, which Credit Agreement is comprised of a $5,500,000,000 senior unsecured multi-currency revolving credit facility (the “Revolving Facility”).

The Revolving Facility has a maturity date of July 25, 2031 (the “Maturity Date”). Until the Maturity Date, (i) Equinix may borrow, repay and reborrow amounts under the Revolving Facility denominated U.S. Dollars and in certain eligible foreign currencies, including Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Swiss Francs, Swedish Krona and such other currencies as may from time to time be agreed to by the Lenders (each such foreign currency, an “Alternative Currency”), (ii) Finco 1 may may borrow, repay and reborrow amounts under the Revolving Facility denominated in Swiss Francs up to a sublimit of the Swiss Francs equivalent of $1,000,000,000 and (iii) Finco 2 may borrow, repay and reborrow amounts under the Revolving Facility denominated in Euro up to a sublimit of the Euro equivalent of $5,500,000,000. On the Maturity Date, all amounts outstanding under the Revolving Facility must be repaid in full.

Each Finco shall be obligated to repay only the borrowings made by such Finco and interest accrued on such borrowings but not the borrowings made by the other Finco or by Equinix. Equinix has guaranteed the timely repayment in full of all borrowings by the Fincos and interest accrued on such borrowings.

The proceeds of the Revolving Facility shall be available to be used for working capital, capital expenditures, acquisitions, dividends, distributions, stock buybacks, the issuance of letters of credit and other general corporate purposes. The Revolving Facility includes a $1,500,000,000 sublimit for the issuance of standby letters of credit and bank guarantees.

Borrowings under the Revolving Facility denominated in U.S. Dollars will bear interest at either (i) Term SOFR (defined as the forward-looking Secured Overnight Financing Rate (“SOFR”) term rate), (ii) Daily SOFR or (iii) at the option of Equinix, the Base Rate (defined as the highest of (a) the Federal Funds Rate (with such rate deemed to be zero if the Federal Funds Rate is less than zero) plus 1/2 of 1%, (b) the Bank of America prime rate and (c) Daily SOFR plus 1.00%), plus, in each case, a margin based on either Equinix’s consolidated net leverage ratio or Equinix’s corporate credit ratings from S&P Global Ratings, Fitch Ratings Inc. and Moody’s Investors Service, Inc. (such corporate credit ratings, the “Credit Ratings” and such margin, the “Applicable Margin”). Borrowings under the Revolving Facility denominated in an Alternative Currency will bear interest at a term reference rate or overnight reference rate applicable to the relevant Alternative Currency plus the Applicable Margin.

As of the Closing Date, under the Revolving Facility, the Applicable Margin for Base Rate borrowings was zero and the Applicable Margin for any other borrowing was 77.5 basis points (0.775%). A facility fee ranging, depending on either Equinix’s consolidated net leverage ratio or Equinix’s Credit Ratings, from 7.0 basis points (0.07%) to 20.0 basis points (0.20%), shall be payable quarterly in respect of the total amount of the Lenders’ commitments (regardless of utilization) under the Revolving Facility. Letter of credit fees shall be payable quarterly on the maximum amount available to be drawn under each letter of credit. Equinix is also required to pay certain fees to the administrative agent under the Revolving Facility.

The Credit Agreement contains customary covenants, including a financial covenant which requires Equinix to maintain as of the end of each fiscal quarter a ratio of (i) consolidated net funded debt to (ii) consolidated adjusted EBITDA of not greater than 6.50 to 1.00 (which maximum ratio may be temporarily increased, at the election of Equinix, to 7.00 to 1.00 following certain material acquisitions), as well as customary events of default.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to Equinix’s Form 10-Q for the quarter ended September 30, 2026.

Item 1.02.	Termination of a Material Definitive Agreement
On July 27, 2026, Equinix repaid in full all of the obligations outstanding under Equinix’s Credit Agreement dated as of January 7, 2022 (as amended, the “2022 Credit Agreement”) and terminated the 2022 Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant
Please refer to the description of the Credit Agreement disclosed in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: July 29, 2026	By: /s/ Olivier Leonetti Name: Olivier Leonetti Title: Chief Financial Officer